Exhibit 99.1

GENERAL ELECTRIC COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 3, 2023, General Electric Company (the “Company” or “GE”) completed the previously announced separation (the “Separation”) of its Healthcare business, into a separate, independent publicly traded company, GE HealthCare Technologies, Inc. (the “Business” or “GE HealthCare”). The Separation was structured as a tax free spin-off, where GE distributed a pro rata dividend (the “Distribution”) to holders of GE common stock of approximately 80.1% of the outstanding shares of GE HealthCare. On the distribution date, each holder of record of GE common stock received one share of GE HealthCare common stock for every three shares of GE common stock held. GE HealthCare is now an independent public company that trades under the symbol “GEHC” on The Nasdaq Stock Market. After the distribution, GE no longer consolidates GE HealthCare into its financial results.

In connection with the Separation, the historical results of GE HealthCare and certain assets and liabilities included in the Separation will be reported in GE's consolidated financial statements as discontinued operations beginning in the first quarter of 2023.

GE will prospectively measure its remaining approximately 19.9% ownership interest in GE HealthCare at fair value. This ownership interest and the related earnings impact from subsequent changes in fair value in the ownership interest will be recognized in continuing operations.

The following unaudited pro forma condensed consolidated statement of financial position as of December 31, 2022 is presented as if the Separation, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred on December 31, 2022.

The unaudited pro forma condensed consolidated statement of earnings (loss) for each of the years ended December 31, 2022, 2021, and 2020 is presented as if the Separation had occurred on January 1, 2020. The unaudited pro forma condensed consolidated statement of earnings does not give effect to any gains or charges associated with changes in the fair value of GE's ownership interest in GE HealthCare due to changes in the share price of ordinary shares subsequent to the Separation. All adjustments shown on the unaudited pro forma condensed consolidated financial statements are transaction accounting adjustments.

As part of the Separation, GE HealthCare incurred $10.2 billion of indebtedness, of which $8.2 billion was incurred in the fourth quarter of 2022. On December 2, 2022, GE used a portion of these proceeds to repay $6.4 billion of GE debt obligations. The unaudited pro forma condensed consolidated statement of earnings gives effect to the reduction of interest expense from repayment of this debt as if the repayment occurred on January 1, 2022.

The unaudited pro forma condensed consolidated statements of earnings (loss) are subject to the assumption and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. The unaudited pro forma condensed consolidated statements of earnings (loss) are based on the historical financial statements of GE for the period presented and in the opinion of GE management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the events reflected been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with GE’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2022, and Management’s Discussion and Analysis included in GE’s Annual Report on Form 10-K for the year ended December 31, 2022.

(1)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As of December 31, 2022 (in billions)	As Reported	GE HealthCare Separation (a)	GE HealthCare Debt Issuance (b)	Transaction Accounting Adjustments		Proforma
Cash, cash equivalents and restricted cash	$17.3	$(1.5)	$2.0	$(0.5)	(c)	$17.3
Investment securities	7.6	—	—	5.1	(d)	12.7
Current receivables	18.0	(3.4)	—	0.2	(e)	14.8
Inventories, including deferred inventory costs	17.4	(2.5)	—	—		14.9
Current contract assets	3.1	(0.6)	—	—		2.5
All other current assets	2.9	(0.3)	—	0.2	(e)	2.8
Current assets	66.2	(8.3)	2.0	5.0		64.9

Investment securities	36.0	—	—	—		36.0
Property, plant and equipment – net	14.5	(2.3)	—	—		12.2
Goodwill	25.8	(12.8)	—	—		13.0
Other intangible assets – net	7.6	(1.5)	—	—		6.1
Contract and other deferred assets	6.0	(0.2)	—	—		5.8
All other assets	19.9	(0.9)	—	(0.7)	(f)	18.2
Deferred income taxes	11.7	(0.8)	—	(1.6)	(f)(g)(h)	9.3
Total assets	$187.8	$(26.9)	$2.0	$2.7		$165.6

Short-term borrowings	$3.8	$—	$—	$—		$3.7
Accounts payable and equipment project payables	18.6	(3.3)	—	0.1	(e)	15.4
Progress collections and deferred income	18.1	(1.9)	—	—		16.2
All other current liabilities	16.4	(2.0)	—	(0.1)	(e)(f)(h)(i)(j)	14.4
Current liabilities	56.9	(7.2)	—	—		49.7

Deferred income	2.0	(0.6)	—	—		1.4
Long-term borrowings	28.6	(8.3)	2.0	(2.0)	(k)	20.3
Insurance liabilities and annuity benefits	33.3	—	—	—		33.3
Non-current compensation and benefits	16.0	(0.5)	—	(5.1)	(f)(h)	10.4
All other liabilities	13.3	(1.1)	—	—		12.2
Total liabilities	150.2	(17.7)	2.0	(7.1)		127.4

Preferred stock	—	—	—	—		—
Common stock	—	—	—	—		—
Accumulated other comprehensive income (loss) – net attributable to GE	(1.3)	1.9	—	(1.7)	(f)(h)(l)	(1.1)
Other capital	34.2	0.2	—	—		34.4
Retained earnings	84.7	(11.3)	—	11.5	(m)	84.9
Less common stock held in treasury	(81.2)	—	—	—		(81.2)
Total GE shareholders’ equity	36.4	(9.2)	—	9.8		37.0
Noncontrolling interests	1.2	—	—	—		1.2
Total equity	37.6	(9.2)	—	9.8		38.2
Total liabilities and equity	$187.8	$(26.9)	$2.0	$2.7		$165.6

Amounts may not add due to rounding.

(2)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
For the year ended December 31, 2022 (In billions; per-share amounts in dollars)	As Reported	GE HealthCare Separation (n)	Transaction Accounting Adjustments		Proforma

Revenues
Sales of equipment	$32.0	$(9.6)	$—		$22.3
Sales of services	41.6	(8.8)	—		32.8
Insurance revenues	3.0	—	—		3.0
Total revenues	76.6	(18.5)	—		58.1

Costs and expenses
Cost of equipment sold	30.4	(6.7)	—		23.7
Cost of services sold	25.1	(4.6)	—		20.5
Selling, general and administrative expenses	12.8	(3.5)	(0.1)	(o)	9.1
Separation costs	1.0	—	(0.3)	(p)	0.7
Research and development	2.8	(1.0)	—		1.8
Interest and other financial charges	1.6	(0.1)	(0.4)	(q)	1.1
Debt extinguishment costs	0.5	—	—		0.5
Insurance losses, annuity benefits and other costs	2.7	—	—		2.7
Goodwill impairments	—	—	—		—
Non-operating benefit costs (income)	(0.5)	—	0.1	(r)	(0.4)
Total costs and expenses	76.4	(15.9)	(0.7)		59.8

Other income	1.2	(0.1)	3.8	(s)	4.9

Earnings (loss) from continuing operations before income taxes	1.4	(2.6)	4.4		3.2
Benefit (provision) for income taxes	(0.5)	0.6	(0.1)	(v)	(0.1)
Earnings (loss) from continuing operations	0.9	(2.1)	4.3		3.2
Less net earnings (loss) attributable to noncontrolling interests	0.1	(0.1)	—		—
Preferred stock dividends	(0.3)	—	—		(0.3)
Net earnings (loss) from continuing operations attributable to GE common shareowners	$0.6	$(2.0)	$4.3		$2.8

Per-share amounts
Earnings (loss) from continuing operations
Diluted earnings (loss) per share	$0.53				$2.59
Basic earnings (loss) per share	$0.53				$2.60

Average equivalent shares (in millions)
Diluted	1,101				1,101
Basic	1,096				1,096

Amounts may not add due to rounding.
(3)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
For the year ended December 31, 2021 (In billions; per-share amounts in dollars)	As Reported	GE HealthCare Separation (n)	Transaction Accounting Adjustments		Proforma

Revenues
Sales of equipment	$34.2	$(9.1)	$—		$25.1
Sales of services	36.9	(8.6)	—		28.3
Insurance revenues	3.1	—	—		3.1
Total revenues	74.2	(17.7)	—		56.5

Costs and expenses
Cost of equipment sold	31.4	(6.2)	—		25.2
Cost of services sold	22.5	(4.3)	—		18.2
Selling, general and administrative expenses	11.7	(3.5)	—		8.2
Separation costs	—	—	—		—
Research and development	2.5	(0.8)	—		1.7
Interest and other financial charges	1.9	(0.1)	—		1.8
Debt extinguishment costs	6.5	—	—		6.5
Insurance losses, annuity benefits and other costs	2.4	—	—		2.4
Goodwill impairments	—	—	—		—
Non-operating benefit costs (income)	1.8	—	(0.6)	(r)	1.1
Total costs and expenses	80.7	(15.0)	(0.6)		65.1

Other income	2.8	(0.1)	—		2.7

Earnings (loss) from continuing operations before income taxes	(3.7)	(2.9)	0.7		(5.9)
Benefit (provision) for income taxes	0.3	0.6	(0.1)	(v)	0.8
Earnings (loss) from continuing operations	(3.4)	(2.3)	0.6		(5.1)
Less net earnings (loss) attributable to noncontrolling interests	(0.1)	—	—		(0.1)
Preferred stock dividends	(0.2)	—	—		(0.2)
Net earnings (loss) from continuing operations attributable to GE common shareowners	$(3.6)	$(2.3)	$0.6		$(5.2)

Per-share amounts
Earnings (loss) from continuing operations
Diluted earnings (loss) per share	$(3.25)				$(4.78)
Basic earnings (loss) per share	$(3.25)				$(4.78)

Average equivalent shares (in millions)
Diluted	1,098				1,098
Basic	1,098				1,098

Amounts may not add due to rounding.

(4)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
For the year ended December 31, 2020 (In billions; per-share amounts in dollars)	As Reported	GE HealthCare Separation (n)	Transaction Accounting Adjustments		Proforma

Revenues
Sales of equipment	$37.6	$(10.0)	$—		$27.6
Sales of services	35.4	(8.0)	0.2	(u)	27.6
Insurance revenues	2.9	—	—		2.9
Total revenues	75.8	(18.0)	0.2		58.0

Costs and expenses
Cost of equipment sold	35.2	(6.6)	—		28.7
Cost of services sold	22.6	(4.1)	0.2	(u)	18.7
Selling, general and administrative expenses	12.6	(3.4)	—		9.2
Separation costs	—	—	—		—
Research and development	2.6	(0.8)	—		1.7
Interest and other financial charges	2.1	(0.1)	—		2.0
Debt extinguishment costs	0.3	—	—		0.3
Insurance losses and annuity benefits	2.5	—	—		2.5
Goodwill impairments	0.9	—	—		0.9
Non-operating benefit costs (income)	2.4	—	(0.8)	(r)	1.6
Total costs and expenses	81.3	(15.1)	(0.6)		65.6

Other income	11.4	—	(12.3)	(t)(u)	(0.9)

Earnings (loss) from continuing operations before income taxes	6.0	(3.0)	(11.5)		(8.5)
Benefit (provision) for income taxes	0.5	0.6	1.0	(v)	2.2
Earnings (loss) from continuing operations	6.5	(2.3)	(10.4)		(6.3)
Less net earnings (loss) attributable to noncontrolling interests	(0.2)	(0.1)	—		(0.2)
Preferred stock dividends	(0.5)	—	—		(0.5)
Net earnings (loss) from continuing operations attributable to GE common shareowners	$6.1	$(2.3)	$(10.4)		$(6.6)

Per-share amounts
Earnings (loss) from continuing operations
Diluted earnings (loss) per share	$5.46				$(6.16)
Basic earnings (loss) per share	$5.46				$(6.16)

Average equivalent shares (in millions)
Diluted	1,095				1,094
Basic	1,094				1,094

Amounts may not add due to rounding.

(5)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following items resulted in transaction accounting adjustments in the unaudited pro forma condensed consolidated financial information:

(a)	Adjustments represent the elimination of assets and liabilities attributable to GE HealthCare.
(b)	Adjustments represent GE HealthCare's long-term debt issuance of $2.0 billion, incurred on January 3, 2023 in connection with the Separation.
(c)	Adjustment represents cash proceeds retained by GE HealthCare of $0.5 billion, which included proceeds from GE HealthCare's long-term debt issuance of $2.0 billion, partially offset by a cash distribution to GE of $1.5 billion.
(d)	Adjustment represents approximately 90.3 million shares or 19.9% ownership interest in GE HealthCare retained by GE at an opening price per share of $56.00 on January 4, 2023, totaling $5.1 billion.
(e)	Balance sheet adjustments primarily relating to reversal of intercompany eliminations for shared services and hedging arrangements between GE and GE HealthCare as follows:
	($ in billions)	As of Dec. 31, 2022
	Current receivables	$0.2
	All other current assets	$0.2
	Accounts payable and equipment project accruals	$0.2
	All other current liabilities	$0.2
(f)
In connection with the Separation and as a result of the legal split of certain plans, a portion of GE’s postretirement benefit plans, including a portion of the principal pension plans, the principal retiree benefit plans and other pension plans, were transferred to GE HealthCare. The pro forma adjustments reflect plan assets and obligations primarily associated with GE HealthCare’s active, retired, and other former GE employees in certain jurisdictions. The adjustments in the unaudited pro forma condensed combined statement of financial position as of December 31, 2022 are as follows:

	($ in billions)	As of Dec. 31, 2022
	All other assets	$(0.7)
	Deferred income taxes	$(0.9)
	All other current liabilities	$(0.3)
	Non-current compensation and benefits	$(4.5)
	Accumulated other comprehensive income (loss) – net	$(2.0)
(g)	Adjustments reflect the transfer of deferred tax assets of $0.5 billion to GE HealthCare.
(h)	In connection with the Separation, current compensation and benefits obligations with respect to additional employee-related obligations of active, retired, and other former employees along with non-current benefits obligations pertaining to deferred compensation arrangements and severance liabilities were transferred from GE to GE HealthCare. The adjustments in the unaudited pro forma condensed combined statement of financial position as of December 31, 2022 are as follows:
	($ in billions)	As of Dec. 31, 2022
	Deferred income taxes	$(0.2)
	All other current liabilities	$(0.2)
	Non-current compensation and benefits	$(0.6)
	Accumulated other comprehensive income (loss) – net	$(0.1)
(i)	Subsequent to the Separation, GE anticipates it will incur additional one-time costs of approximately $0.1 billion for the development of technological infrastructure on behalf of GE HealthCare. These costs are expected to be incurred within one year of the Separation and have been reflected as an adjustment to retained earnings.
(j)	Adjustment reflects additional tax liabilities of $0.2 billion recorded by GE as a result of the Separation.
(k)	Adjustment reflects removal of GE HealthCare's additional long-term debt of $2.0 billion incurred on January 3, 2023 as a result of the Separation.
(l)	Adjustment includes currency translation loss of $0.4 billion attributable to the GE HealthCare business transferred to retained earnings.
(m)	Represents the effect of adjustments described in notes (c) through (l) on stockholders' equity.
(6)

(n)	Adjustments reflect the elimination of revenues and costs and expenses of GE HealthCare.
(o)	Adjustment primarily reflects restructuring costs incurred by GE on behalf of GE HealthCare.
(p)	Adjustment reflects separation costs incurred by GE that were directly attributable to GE HealthCare.
(q)	Adjustment reflects the reduction of interest expense of $0.4 billion to give effect to the estimated repayment of debt for the year ended December 31, 2022.
(r)	Adjustment primarily reflects non-operating costs for pension and retirement benefit plans and costs for employee related obligations transferred to GE HealthCare in connection with the Separation.
(s)	Adjustment primarily represents the difference between the value of our approximately 19.9% ownership interest in GE HealthCare based on the opening price per share of $56.00 and carrying value on January 4, 2023.
(t)	Adjustment reflects the pre-tax gain on the sale of $12.4 billion related to GE HealthCare’s BioPharma business in March of 2020.
(u)	Income statement adjustments to reverse intercompany eliminations, primarily related to services provided from GE HealthCare to GE and vice versa, are as follows:
	($ in billions)	Year ended Dec. 31, 2020
	Sales of services	$0.2
	Cost of services sold	$0.2
	Interest and other financial charges	$—
	Other income	$0.1
(v)	Adjustment reflects the estimated income tax impact of the pro forma transaction accounting adjustments at the applicable statutory income tax rates in effect within the respective tax jurisdictions during the periods presented.
(7)